EXHIBIT 23.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 12, 2003, relating to the financial statements of Diamond Powersports, Inc. in the annual report on Form 10-KSB dated April 22, 2003, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'



Perrella & Associates
Pompano Beach, Florida